FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2013 SECOND QUARTER RESULTS

West Palm Beach, FL – May 13, 2013 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its second fiscal quarter ended March 31, 2013.

Fiscal 2013 Second Quarter Financial Results – Compared to the fiscal 2012 second quarter results:

  Net sales increased $1.6 million, or 25%, to $7.8 million in the 2013 quarter due primarily to higher sales of diabetic products, which increased $1.6 million. Sales of Other Products were consistent at $1.5 million.

  Gross profit increased $0.4 million to $1.5 million, or 20% of net sales, in the 2013 quarter due primarily to the higher sales level achieved and cost savings realized from the restructure of our Asia-based sourcing and quality assurance operations.

  Sales and marketing expenses increased $0.2 million, or 54%, to $0.5 million in the 2013 quarter due primarily to higher personnel costs resulting from the restructure and expansion of our sales and sales support teams.

  General and administrative expenses decreased $0.5 million, or 41%, to $0.8 million in the 2013 quarter due primarily to lower professional fees and personnel costs resulting from the restructure of our executive, finance, and IT teams.

  Other income, net, increased to $81 thousand in the 2013 quarter from $34 thousand in the 2012 quarter due primarily to net realized and unrealized gains on investments in marketable securities.

  Net income from continuing operations was $0.3 million, or $0.04 per basic and diluted share, in the 2013 quarter compared to a net loss of $0.5 million, or $(0.07) per basic and diluted share, in the 2012 quarter.

  Net loss from discontinued operations was $0.1 million, or $(0.02) per basic and diluted share, in the 2013 quarter, compared to $1.0 million, or $(0.12) per basic and diluted share, in the 2012 quarter.

Fiscal 2013 Six-Month Period Financial Results – Compared to the fiscal 2012 six-month results:

  Net sales increased $2.4 million, or 19%, to $14.8 million in the 2013 period due primarily to higher sales of diabetic products, which increased $2.8 million. Sales of Other Products decreased $0.3 million, or 9%, to $3.3 million.

  Gross profit increased $0.7 million to $3.0 million, or 20% of net sales, in the 2013 period due primarily to the higher sales level achieved and cost savings realized from the restructure of our Asia-based sourcing and quality assurance operations.

  Sales and marketing expenses increased $0.4 million, or 59%, to $1.0 million in the 2013 period due primarily to higher personnel costs resulting from the restructure and expansion of our sales and sales support teams.

  General and administrative expenses decreased $0.9 million, or 33%, to $1.8 million in the 2013 period due primarily to lower professional fees and personnel costs resulting from the restructure of our executive, finance, and IT teams.

  Other income, net, increased to $0.3 million in the 2013 period from $62 thousand in the 2012 period due primarily to net realized and unrealized gains on investments in marketable securities.

  Net income from continuing operations was $0.5 million, or $0.06 per basic and diluted share, in the 2013 period compared to a net loss of $0.5 million, or $(0.07) per basic and diluted share, in the 2012 quarter.

  Net loss from discontinued operations was $0.1 million, or $(0.02) per basic and diluted share, in the 2013 quarter, compared to $1.0 million, or $(0.12) per basic and diluted share, in the 2012 period.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “Our financial results for our second fiscal quarter more fully reflect the effects of the operational restructuring plan we embarked upon in June 2012. With the restructuring largely behind us, we have turned our full focus to growing our top line and improving our gross margin. To that end, we have dedicated our newly restructured and expanded sales support team to providing more proactive and responsive support to our existing customer base, which we believe will create efficiencies for our sales team and accelerate new account development.  We believe that the expansion of our customer base is essential to overcoming the challenges we continue to face with respect to the volatility of our sales levels and product mix and the impact they have on our gross margins.

“In addition to reducing customer concentration, we believe that diversifying our supplier base is a key component to achieving our objective of restoring our gross margins to levels consistent with those realized in fiscal 2010. Our dedicated sourcing agent is making meaningful progress in this regard, as well as in other areas such as quality assurance and overall operational performance.

“While we recognize that we have a lot of work ahead of us in order to achieve our objectives, we are pleased to have turned in a profitable quarter and remain confident in the underlying strength of our business, as highlighted by the 31% increase in our gross profit for the first half of fiscal 2013 compared to a year ago.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2012 and 2011. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2013 quarter, 2013 period, and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2012 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Net sales..............................................................................................................	$7,786,726	$6,222,812	$14,760,096	$12,385,112
Cost of goods sold..............................................................................................	6,268,255	5,131,537	11,742,038	10,082,512
Gross profit........................................................................................................	1,518,471	1,091,275	3,018,058	2,302,600

Operating expenses:
Sales and marketing...................................................................................	541,461	352,489	1,018,842	642,338
General and administrative........................................................................	770,772	1,310,046	1,844,810	2,732,959
Total operating expenses..................................................................	1,312,233	1,662,535	2,863,652	3,375,297

Income (loss) from operations........................................................................	206,238	(571,260)	154,406	(1,072,697)

Other income (expense):
Interest income (expense).........................................................................	(1,645)	6,928	(256)	49,055
Gain on marketable securities, net...........................................................	85,846	--	328,217	--
Other income (expense), net.....................................................................	(3,514)	26,696	(14,182)	12,929
Total other income, net.....................................................................	80,687	33,624	313,779	61,984

Income (loss) from continuing operations before income tax expense	286,925	(537,636)	468,185	(1,010,713)
Income tax expense...........................................................................................	432	1,534	507	1,315
Income (loss) from continuing operations	286,493	(539,170)	467,678	(1,012,028)
Loss from discontinued operations, net of tax of $2,055 and $3,120, and $2,975 and $4,979, respectively.......................	(138,419)	(1,005,256)	(180,839)	(2,045,578)
Net income (loss)..............................................................................................	148,074	(1,544,426)	286,839	(3,057,606)
Other comprehensive income (loss):
Change in unrealized gains on marketable securities..........................	--	--	23,744	--
Translation adjustments..........................................................................	(14,816)	(5,028)	(9,201)	(4,112)
Comprehensive income (loss)........................................................................	$133,258	$(1,549,454)	$301,382	$(3,061,718)

Net income (loss) per basic and diluted common share:
Income (loss) from continuing operations..................................................	$0.04	$(0.07)	$0.06	$(0.12)
Loss from discontinued operations..............................................................	$(0.02)	$(0.12)	$(0.02)	$(0.25)
Net income (loss) per share..........................................................................	$0.02	$(0.19)	$0.04	$(0.38)

Weighted average number of common and common equivalent shares outstanding
Basic..........................................................................................................	8,112,685	8,105,185	8,109,759	8,098,137
Diluted.......................................................................................................	8,127,071	8,105,185	8,124,145	8,098,137

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2013	2012
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents.......................................................................................	$4,024,309	$4,608,246
Marketable securities................................................................................................	1,122,091	420,605
Accounts receivable, net .........................................................................................	4,735,580	7,533,491
Inventories, net..........................................................................................................	2,449,337	3,380,813
Prepaid expenses and other current assets...........................................................	306,922	367,552
Assets of discontinued operations........................................................................	446,373	621,879
Total current assets.....................................................................................	13,084,612	16,932,586

Property and equipment, net.......................................................................................	132,697	138,774
Other assets...................................................................................................................	40,442	40,442
Total Assets...................................................................................................................	$13,257,751	$17,111,802

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable......................................................................................................	$2,725,251	$5,936,848
Accrued expenses and other current liabilities......................................................	617,625	1,725,185
Liabilities of discontinued operations....................................................................	199,040	261,806
Total liabilities..............................................................................................	3,541,916	7,923,839

Commitments and contingencies...............................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding..................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,819,095 and 8,811,595 shares issued; and 8,112,685 and 8,105,185 shares outstanding, respectively...........................	88,191	88,116
Capital in excess of par value...................................................................................	17,247,186	17,020,771
Treasury stock, 706,410 shares at cost...................................................................	(1,260,057)	(1,260,057)
Accumulated deficit...................................................................................................	(6,338,087)	(6,624,926)
Accumulated other comprehensive loss................................................................	(21,398)	(35,941)
Total shareholders’ equity..........................................................................................	9,715,835	9,187,963
Total liabilities and shareholders’ equity................................................................	$13,257,751	$17,111,802